Two Harbors Investment Corp.
Reports Second Quarter 2011 Financial Results
NEW YORK, August 3, 2011 - Two Harbors Investment Corp. (NYSE: TWO; NYSE Amex: TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans and other financial assets, today announced its financial results for the quarter ended June 30, 2011.
Second Quarter 2011 Highlights:

•	Reported Adjusted GAAP Earnings of $0.47 per diluted weighted share, representing an 18.7% return on average equity on an annualized basis.

•	Increased Core Earnings 28.1% on a sequential quarter basis to $0.41 per diluted weighted share.

•	Declared a dividend of $0.40 per common share, or 14.9% dividend yield, based upon June 30, 2011 closing price of $10.75.

•
Completed an accretive secondary stock offering of 23.0 million shares for net proceeds of approximately $235.2 million in May 2011. Subsequently completed an additional accretive secondary stock offering of 48.3 million shares for net proceeds of approximately $483.6 million in July 2011.

•	Announced intention to begin a securitization program in partnership with Barclays.

"The strength in Core Earnings reflects favorable financing spreads in the Agency sector and attractive loss-adjusted yields in the non-Agency market," said Thomas Siering, Two Harbors' President and Chief Executive Officer.

"The non-Agency environment was challenging in June," continued Siering. "The investment team continues to do a terrific job maneuvering between the two spaces dependent upon the opportunity set. Their focus remains on security selection, thoughtful allocation of capital and sophisticated hedging strategies to drive earnings and preserve book value."

Operating Performance

The following table summarizes the company's GAAP and non-GAAP earnings measurements and key metrics for the second quarter of 2011:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q2-2011			Q2 YTD 2011
Earnings	Earnings	Per diluted weighted share	Return on average equity	Earnings	Per diluted weighted share	Return on average equity
Core Earnings[1]	$31,411	$0.41	16.3%	$46,178	$0.75	15.1%
GAAP Net (Loss) Income	$(984)	$(0.01)	(0.5)%	$21,393	$0.35	7.0%
Adjusted GAAP Earnings[2]	$36,055	$0.47	18.7%	$53,930	$0.88	17.7%
Comprehensive Income	$13,530	$0.18	7.0%	$45,022	$0.73	14.7%

Operating Metrics	Q2-2011
Dividend per common share	$0.40
Book value per diluted share at period end	$9.73
Operating expenses as a percentage of average equity	1.1%

(1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on derivative instruments and non-recurring business combination expenses. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities ("Agency derivatives") and premium income on credit default swaps.

(2) Adjusted GAAP Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding the unrealized fair value gains and losses associated with the company's interest rate swaps and swaptions utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements and available-for-sale securities.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended June 30, 2011 of $31.4 million, or $0.41 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended March 31, 2011 of $14.8 million, or $0.32 per diluted weighted average common share outstanding.

During the quarter, the company sold residential mortgage-backed securities (RMBS) and U.S. Treasuries for $325.0 million with an amortized cost of $323.7 million for a net realized gain of $0.9 million, net of tax, recognized other-than-temporary impairment losses on our RMBS securities of $0.3 million, net of tax, and recognized unrealized gains on our U.S. Treasury trading securities of $1.3 million, net of tax. During the quarter, the company terminated one interest rate swap position and realized a loss of $1.0 million, net of tax. In addition, the company recognized in earnings an unrealized loss, net of tax, of $37.0 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements and an unrealized loss, net of tax, of $0.8 million associated with its interest rate swaps economically hedging its trading securities as well as net gains on other derivative instruments of approximately $4.6 million, net of tax.

The company reported GAAP Net Loss of $1.0 million, or negative $0.01 per diluted weighted average share outstanding, for the quarter ended June 30, 2011, as compared to net gains of $22.4 million, or $0.49 per diluted weighted average share outstanding, for the quarter ended March 31, 2011. On a GAAP basis, the company provided an annualized return on average equity of negative 0.5% for the quarter ended June 30, 2011 and 19.9% for the quarter ended March 31, 2011.

“GAAP Net Income was significantly impacted by unrealized losses on our swaps and swaptions due to the decline in the swap curve. Given these derivative instruments are utilized to hedge interest rate risk, their losses are generally offset by unrealized gains in our RMBS portfolio, which are recognized directly through equity rather than net income,” said Jeff Stolt, Two Harbors' Chief Financial Officer. “We encourage investors to view this as an accounting mismatch and not an economic reflection of the Agency portfolio, net of hedges.”

“Adjusted GAAP Earnings is a non-GAAP metric that attempts to reconcile this accounting disparity,” continued Stolt.

Two Harbors reported Adjusted GAAP Earnings for the quarter ended June 30, 2011 of $36.1 million, or $0.47 per diluted weighted average common share outstanding, as compared to Adjusted GAAP Earnings for the quarter ended March 31, 2011 of $17.9 million, or $0.39 per diluted weighted average common share outstanding. On an Adjusted GAAP Earnings basis, the company recognized an annualized return on average equity of 18.7% and 15.9% for the comparative periods.

The company reported Comprehensive Income of $13.5 million, or $0.18 per diluted weighted average share outstanding, for the quarter ended June 30, 2011, as compared to Comprehensive Income of $31.5 million, or $0.69 per diluted weighted average share outstanding, for the quarter ended March 31, 2011. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 7.0% and 27.9% for the quarters ended June 30, 2011 and March 31, 2011, respectively.

Other Key Operating Metrics
Two Harbors declared a quarterly dividend of $0.40 per common share for the quarter ended June 30, 2011. The annualized dividend yield on the company's common stock for the quarter ended June 30, 2011, based on the June 30, 2011 closing price of $10.75, was 14.9%.

The company's book value per diluted share, after giving effect to the second quarter 2011 dividend of $0.40, was $9.73 as of June 30, 2011, compared to $9.90 as of March 31, 2011.

Other operating expenses for the second quarter of 2011 were approximately $2.2 million, or 1.1% of average equity, compared to approximately $1.5 million, or 1.3%, for the first quarter of 2011.

Portfolio Summary

For the quarter ended June 30, 2011, the annualized yield on average RMBS and Agency derivatives was 5.4% and the annualized cost of funds on the average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.3%. This resulted in a net interest rate spread of 4.1%. The company reported debt-to-equity, defined as total borrowings to fund RMBS and Agency derivatives divided by total equity, of 4.2:1.0 and 3.4:1.0 at June 30, 2011 and March 31, 2011, respectively. In both periods, debt-to-equity ratios were lower than targeted ratios owing to unsettled trade positions, included in the financial statement line item due to counterparties on the condensed consolidated balance sheets, as capital continued to be deployed from the March and May 2011 offerings. If the open trade positions had settled as of June 30, 2011, the debt-to-equity ratio, as defined, would have increased from 4.2:1.0 to approximately 4.5:1.0.

The company's portfolio is principally composed of RMBS available-for-sale securities and Agency derivatives. As of June 30, 2011, the total value of the portfolio was $4.6 billion, of which $3.7 billion was Agency RMBS, $0.1 billion was Agency derivatives, and $0.8 billion was non-Agency RMBS. As of June 30, 2011, fixed-rate securities composed 77.9% of the company's portfolio and adjustable-rate securities composed 22.1% of the company's portfolio. In addition, the company held $1.0 billion of U.S. Treasuries classified on our balance sheet as trading securities.

Two Harbors was a party to interest rate swaps and swaptions as of June 30, 2011 with an aggregate notional amount of $5.2 billion, of which $4.2 billion was utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements.

 The following table summarizes the company's portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS and Agency Derivatives Portfolio Composition	As of June 30, 2011
Agency Bonds
Fixed Rate Bonds	$3,494,836	75.3%
Hybrid ARMs	249,713	5.4%
Total Agency	3,744,549	80.7%
Agency Derivatives	138,470	3.0%
Non-Agency Bonds
Senior Bonds	608,835	13.1%
Mezzanine Bonds	147,441	3.2%
Total Non-Agency	756,276	16.3%

Aggregate Portfolio	$4,639,295

Fixed-rate investment securities as a percentage of aggregate portfolio	77.9%
Adjustable-rate investment securities as a percentage of aggregate portfolio	22.1%

Portfolio Metrics	For the Quarter Ended June 30, 2011
Annualized yield on average RMBS and Agency derivatives during the quarter
Agency	4.7%
Non-Agency	8.8%
Aggregate Portfolio	5.4%
Annualized cost of funds on average repurchase balance during the quarter[1]	1.3%
Annualized interest rate spread for aggregate portfolio during the quarter	4.1%
Weighted average cost basis of principal and interest securities
Agency	$105.12
Non-Agency	$59.25
Weighted average three month CPR for our RMBS portfolio
Agency	5.0%
Non-Agency	3.0%
Debt-to-equity ratio at period-end[2]	4.2

(1) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(2) Defined as total borrowings to fund RMBS and Agency derivatives divided by total equity.

RMBS Agency securities owned by the company at June 30, 2011 experienced a three-month average Constant Prepayment Rate (CPR) of 5.0% during the second quarter of 2011, as compared to 6.3% during the first quarter of 2011. Including our Agency inverse interest-only derivatives, the company experienced a three-month average CPR of 5.3% during the second quarter of 2011, as compared to 6.6% during the first quarter of 2011. The weighted average cost basis of the Agency portfolio was 105.1% of par as of June 30, 2011 and 102.9% of par as of March 31, 2011. The net premium amortization was $9.3 million and $7.8 million for the quarters ended June 30, 2011 and March 31, 2011, respectively.

Non-Agency securities owned by the company at June 30, 2011 experienced a three-month average CPR of 3.0% during the second quarter of 2011 as compared to 3.4% during the first quarter of 2011. The weighted average cost basis of the non-Agency portfolio was 59.3% of par as of June 30, 2011 and 61.9% of par as of March 31, 2011. The discount accretion was $7.0 million and $5.4 million for the quarters ended June 30, 2011 and March 31, 2011, respectively. The total net discount remaining was $666.5 million and $391.6 million as of June 30, 2011 and March 31, 2011, respectively.

"We are very pleased with our allocation to and the performance of our Agency portfolio during the quarter,” said Bill Roth, Two Harbors' Co-Chief Investment Officer. "We realized strong yields and enjoyed once again a pattern of slow and consistent prepayment speeds."

"Looking beyond the second quarter, we are impressed with the investment opportunities that exist in the non-Agency sector," continued Roth.  "This ability to opportunistically rebalance our portfolio demonstrates the benefits of the hybrid model."

Conference Call
Two Harbors Investment Corp. will host a conference call on August 4, 2011 at 9:00 a.m. EDT to discuss second quarter 2011 financial results and related information. To participate in the teleconference, please call toll-free 877-868-1835 (or 914-495-8581 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company's website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12 p.m. EDT on August 4, 2011 through 9 p.m. EDT on August 11, 2011. The playback can be accessed by calling 855-859-2056 (or 404-537-3406 for international callers) and providing Confirmation Code 85991610. The call will also be archived on the company's website in the Investor Relations section under the Events and Presentations link.

About Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans and other financial assets. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers, LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, and unanticipated changes in overall market and economic conditions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures that exclude certain items. Two Harbors' management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company's core business operations, and uses these measures to gain a comparative understanding of the company's operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors' operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 9 of this release.

Additional Information
Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC's Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 601 Carlson Parkway, Suite 150, Minnetonka, MN 55305, telephone 612-629-2500.

Contact
Anh Huynh, Investor Relations, Two Harbors Investment Corp., 212-364-3221.

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$4,500,825	$1,354,405
Trading securities, at fair value	1,022,394	199,523
Cash and cash equivalents	181,909	163,900
Total earning assets	5,705,128	1,717,828
Restricted cash	89,243	22,548
Accrued interest receivable	17,717	5,383
Due from counterparties	—	12,304
Derivative assets, at fair value	190,416	38,109
Other assets	5,433	1,260
Total Assets	$6,007,937	$1,797,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Repurchase agreements	$4,827,202	$1,169,803
Derivative liabilities, at fair value	38,892	158
Accrued interest payable	2,870	785
Due to counterparties	199,554	231,724
Accrued expenses and other liabilities	4,921	2,063
Dividends payable	36,911	10,450
Income taxes payable	6	1
Total Liabilities	5,110,356	1,414,984

Stockholders' Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued
and outstanding	—	—
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 92,277,991
and 40,501,212 shares issued and outstanding, respectively	923	405
Additional paid-in capital	889,679	366,974
Accumulated other comprehensive income	46,248	22,619
Cumulative earnings	51,413	30,020
Cumulative distributions to stockholders	(90,682)	(37,570)
Total stockholders' equity	897,581	382,448
Total Liabilities and Stockholders' Equity	$6,007,937	$1,797,432

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Interest income:
Available-for-sale securities	$39,959	$9,088	$59,494	$15,241
Trading securities	805	—	1,077	—
Cash and cash equivalents	64	37	127	43
Total interest income	40,828	9,125	60,698	15,284
Interest expense	3,863	863	6,362	1,381
Net interest income	36,965	8,262	54,336	13,903
Other-than-temporary impairments:
Total other-than-temporary impairments losses	(294)	—	(294)	—
Non-credit portion of loss recognized in other comprehensive income (loss)	—	—	—	—
Net other-than-temporary credit impairment losses	(294)	—	(294)	—
Other income:
Gain on investment securities, net	3,189	834	4,728	2,031
Loss on interest rate swap and swaption agreements	(50,808)	(4,054)	(48,869)	(5,601)
Gain on other derivative instruments	9,766	152	15,113	1,098
Total other income	(37,853)	(3,068)	(29,028)	(2,472)
Expenses:
Management fees	2,728	748	4,278	1,205
Other operating expenses	2,155	1,132	3,667	2,119
Total expenses	4,883	1,880	7,945	3,324
Net (loss) income before income taxes	(6,065)	3,314	17,069	8,107
Benefit from income taxes	5,081	774	4,324	1,308
Net (loss) income attributable to common stockholders	$(984)	$4,088	$21,393	$9,415

Net (loss) income available per share to common stockholders:
Basic and Diluted	$(0.01)	$0.18	$0.35	$0.52

Weighted average shares outstanding:
Basic and Diluted	77,101,606	22,466,691	61,443,978	17,959,072

Comprehensive income:

Net (loss) income	$(984)	$4,088	$21,393	$9,415
Other comprehensive income (loss)
Net unrealized gain (loss) on available-for-sale securities	14,514	(728)	23,629	2,772
Other comprehensive income (loss)	14,514	(728)	23,629	2,772
Comprehensive income	$13,530	$3,360	$45,022	$12,187

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Reconciliation of net (loss) income attributable to common stockholders to Core Earnings:

Net (loss) income attributable to common stockholders	(984)	4,088	21,393	9,415

Adjustments for non-core earnings:
Gain on sale of securities, net of tax	(854)	(834)	(2,162)	(2,031)
Other-than-temporary impairment loss	294	—	294	—
Unrealized gain on trading securities, net of tax	(1,266)	—	(1,531)	—
Unrealized loss, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	37,039	2,689	32,537	3,433
Unrealized loss, net of tax, on interest rate swaps economically hedging trading securities	796	—	1,256	—
Realized loss on termination of swaps, net of tax	976	—	149	—
Gain on other derivative instruments, net of tax	(4,590)	(179)	(5,758)	(1,124)

Core Earnings	31,411	5,764	46,178	9,693

Weighted average shares outstanding - basic and diluted	77,101,606	22,466,691	61,443,978	17,959,072

Core Earnings per weighted average share outstanding - basic and diluted	$0.41	$0.26	$0.75	$0.54

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Reconciliation of net income attributable to common stockholders to Adjusted GAAP Earnings:

Net (loss) income attributable to common stockholders	$(984)	$4,088	$21,393	$9,415

Adjustments to GAAP Net Income:
Unrealized loss, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	37,039	2,689	32,537	3,433

Adjusted GAAP Earnings	$36,055	$6,777	$53,930	$12,848

Weighted average shares outstanding - basic and diluted	77,101,606	22,466,691	61,443,978	17,959,072

Adjusted GAAP Earnings per weighted avg. share outstanding - basic and diluted	$0.47	$0.30	$0.88	$0.72